IART-2026.09.30-EX-10.4
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
    FIFTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT (together with the attached Notice of Grant of Stock Options and Option Agreement (“Notice of Grant”), the “Option Agreement”) made as of the date (the “Grant Date”) set forth in Notice of Grant, between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and the named Key Employee of the Company, a Related Corporation, or an affiliate (the “Employee”).

WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company, par value $0.01 per share (“Common Stock”), as hereinafter provided, in accordance with the provisions of the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”). Requests for hardcopies of the “Plan” should be directed to Mythili Seshan at the New Jersey Corporate Office.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Grant of Option. Effective [                   ], the Company hereby grants to the Employee a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock as set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan.
Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be that set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan. It is the determination of the Company’s Compensation Committee (the “Committee”) that on the Grant Date the per share Option exercise price was not less than the greater of one hundred percent (100%) of the fair market value of the Common Stock, or the par value thereof.
Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire on [                   ] (the “Expiration Date”). Notwithstanding anything herein to the contrary, this Option shall not be exercisable after the Expiration Date.
Exercise of Option. [                   ]% of the shares of Stock Options shall become vested and exercisable on each of the [                   ] anniversary of the Grant Date and [                   ]% of the shares of Stock Options shall become vested and exercisable on the [                   ] anniversary of the Grant Date. Any portion of the Option that becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in this Option Agreement, until the expiration of the term of this Option as set forth above or until other termination of the Option as set forth in this Option Agreement.
Except as set forth herein, no portion of the Option which has not become vested and exercisable as of the Employee’s termination of employment or in connection with Employee’s termination of employment shall thereafter become vested or exercisable.

Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised in whole or in part by written notice to the Company, at its principal office, which currently is located at 1100 Campus Road, Princeton, New Jersey 08540. Such notice shall state the election to exercise the Option, and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to below; and shall be accompanied by payment of the full Option price of such shares.
The Option price shall be paid to the Company, as elected by the Employee: (i) in cash; (ii) in cash equivalent; (iii) in Common Stock of the Company, in accordance with Section 7.1(f)(ii) of the Plan (as in effect on the date of this Option Agreement); (iv) by delivering a properly executed notice of exercise of the Option, in accordance with Section 7.1(f)(iii) of the Plan (as in effect on the date of this Option Agreement); (v) in Common Stock of the Company issuable pursuant to the exercise of the Option or otherwise withheld in net settlement of the Option, in accordance with Section 7.1(f)(iv) of the Plan (as in effect on the date of this Option Agreement); or (vi) by any combination of (i)-(v).
Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, shall be registered in the name of the Employee and the Employee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and not assessable by the Company.
Shares to be Purchased for Investment. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to delay the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.
Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Employee other than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his or her guardian or legal representative.
Termination of Employment. If the Employee’s employment with the Company and all Related Corporations is terminated prior to the Expiration Date for any reason other than by (i) death or disability, [(ii) Retirement, as defined below,] or (iii) a Qualifying Termination upon a Change in Control as further described below, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Employee at any time prior to the earlier of (i) the Expiration Date or (ii) six (6) months after such termination of employment.
Death. Notwithstanding anything contained in this Option Agreement to the contrary, if the Employee dies during his employment with the Company and Related Corporations and prior to the Expiration Date, the Option shall become fully vested and exercisable and such Option upon such death can be exercised by the Employee’s estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the Employee’s death, at any time prior to the Expiration Date.
Disability. Notwithstanding anything contained in this Option Agreement to the contrary, if the Employee incurs a disability, as defined in the Plan, during his employment with the Company and Related Corporations and, prior to the Expiration Date, the Employee’s employment is terminated as a consequence of such disability, this Option shall become fully vested and exercisable and such Option upon such termination due to such Disability can be exercised by the Employee, or in the event of the Employee’s legal disability, by the Employee’s legal representative, at any time prior to the Expiration Date.
[Retirement. Notwithstanding anything contained in this Option Agreement to the contrary, in the event of (i) Employee’s Retirement or (ii) upon Employee’s Qualifying Termination when Employee is Retirement-eligible, this Option shall become fully vested and exercisable and can be exercised by the Employee at any time prior to the Expiration Date. For purposes of this Option Agreement, “Retirement” shall mean Employee’s voluntary resignation of employment (at a time when no grounds to terminate Employee’s employment for Cause exist) with the Company and all Related Corporations effective [                   ], provided that, Employee provides the Company with at least 180 days’ prior written notice of Employee’s intention to voluntary resign.]

Double Trigger Change in Control. Notwithstanding anything contained in this Option Agreement to the contrary, if during the Employee’s employment with the Company and Related Corporations and prior to the Expiration Date, a Change in Control occurs and the Employee incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, this Option shall become fully vested and exercisable and such Option upon such Qualifying Termination can be exercised by the Employee at any time prior to the Expiration Date.
Clawback. Notwithstanding anything contained in the Plan or the Option Agreement to the contrary, the Option shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the Option under the Plan.
Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax laws, the Committee, in its discretion, may permit the Employee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, to satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Employee recognizes ordinary income with respect to such exercise). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum tax withholding requirements.
Construction. This Option Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date, and all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Option Agreement.
Governing Law. This Non-Qualified Stock Option Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Option Agreement has been executed and delivered by the parties hereto.

THE PARTICIPANT Electronic signature to be provided and recorded via online grant acceptance process on www.etrade.com	INTEGRA LIFESCIENCES HOLDINGS CORPORATION By Name: Title: